EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 00016960 on Form S-8 of Genlyte Thomas Group LLC of our report dated June 28, 2005, appearing in this Annual Report on Form 11-K of Genlyte Thomas Consolidated Thrift Savings Plan for Hourly Employees’ for the year ended December 31, 2004.

Crowe Chizek and Company LLC

Oak Brook, Illinois
June 29, 2005